Exhibit 10.32

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) dated as of November 30, 2010 between OmniComm Systems, Inc., a Delaware corporation, with its principal offices at 2101 W. Commercial Blvd., Suite 3500, Fort Lauderdale, FL, 33331 (“Company”) and Cornelis F. Wit (the “Subscriber”).

WHEREAS, the Subscriber, the Company’s chief executive officer and a member of the Company’s board of directors, currently owns an aggregate of 4.3% of our issued and outstanding shares of common stock; $3,097,500 principal amount of the Company’s promissory notes (“Notes”); $7,560,000 principal amount of the Company’s convertible promissory notes (“Convertible Notes”) and $1,100,000 principal amount of the Company’s secured convertible notes (“Secured Convertible Notes”);

WHEREAS, the Company desires to offer and sell to the Subscriber and the Subscriber desires to acquire from the Company 250,000 shares of Series D Preferred Stock, which shares provides super-voting rights in the amount of 100,000,000 votes and containing the rights, preferences and limitations set forth in the certificate of designation attached hereto as Exhibit A (“Shares”), in exchange for a $1,000,000 Note originally issued by the Company to Mr. Wit September 30, 2010 which would have matured December 31, 2011 (“Purchase Price”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

Section 1. Subscription for the Shares. On the terms and subject to the conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company, the Shares in exchange for the Purchase Price. Notwithstanding the minimum amount required, the Company reserves the right to accept subscriptions for lesser amounts. The Purchase Price is payable contemporaneously with the execution and delivery of this Subscription Agreement to the Company. Following the execution of this Subscription Agreement a stock certificate representing the Shares will be delivered by the Company to Subscriber no later than (10) days following the date hereof.

Section 2. Representations, Warranties and Covenants of Subscriber. Subscriber hereby represents, warrants and covenants to the Company that:

2.1 Subscriber recognizes that the purchase of the Shares involves a high degree of risk in that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iii) an investor may not be able to liquidate his investment; (iv) transferability of the Shares is restricted pursuant to the terms of the Shares; and (v) a Subscriber could sustain the loss of his entire investment.

2.2 Subscriber is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that he is able to bear the economic risk of an investment in the Shares.

2.3 Subscriber has prior investment experience, including investment in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to Subscriber and to evaluate the merits and risks of such an investment on his behalf, and that Subscriber recognizes the highly speculative nature of this investment.

2.4 The Company is a corporation subject to the reporting requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has made available to Subscriber copies of all filings made by the Company with the Securities and Exchange Commission (“SEC”) since its inception (collectively, the "SEC Reports"). Subscriber has received and has fully read and considered the SEC Reports in making the decision to purchase the Shares. In evaluating the suitability of an investment in the Company, Subscriber has not relied upon any representations or other information (whether oral or written) received from the Company, its officers, directors, agents, employees or representatives, except information set forth in the SEC Reports, herein or obtained from the Company to verify such information. Subscriber has been given the opportunity to ask questions and receive answers concerning the terms and conditions of this offering of Shares and to obtain such additional information as Subscriber deemed necessary for an investment in the Shares.

2.5 Subscriber acknowledges that the offering of the Shares may involve tax consequences and that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Shares.

2.6 Subscriber acknowledges that the Offering has not been reviewed by the SEC and that the Shares are being offered without registration under the Securities Act in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and without registration under any state securities laws. Subscriber is purchasing the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with, or for purposes of, any “distribution” thereof within the meaning of Section 2(11) of the Securities Act, and no other person has or will have a direct or indirect beneficial interests in the Shares. Subscriber agrees that it will not sell or otherwise transfer the Shares without providing the Company a right of first refusal and will not sell or otherwise transfer the Shares unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available.

2.7 Subscriber understands that the Company has no obligation to register the Shares and the Company is under no obligation to register any of the Shares. Subscriber further understands that the Company has no obligation to assist Subscriber in complying with any exemption from the registration of the Shares. Subscriber understands that there is no public market for the Shares and there is no intent that a public market will ever exist for the Shares. Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by Subscriber contained herein or any sale or distribution of the Shares by Subscriber in violation of any securities laws.

2.8 Subscriber consents to the placement of one or more legends on any certificate or other document evidencing the Shares stating that they have not been registered under the Securities Act or any applicable state securities laws and setting forth or referring to the restrictions on transferability and sale thereof.

2.9 Subscriber’s address set forth on the signature page hereto is the principal residence of Subscriber.

2.10 Subscriber is not subscribing for the Shares as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or general meeting.

2.11 Subscriber understands that the Company is relying upon the truth and accuracy of the representations, warranties and agreements of Subscriber set forth herein in making its determination that the offering and sale of the Shares is exempt from registration under the Securities Act and state securities laws.

2.12 The funds provided for this investment, underlying the Note, are either separate property of Subscriber, community property over which Subscriber has the right of control or are otherwise funds as to which Subscriber has the sole right of management.

2.13 Subscriber has all requisite legal and other power and authority to execute and deliver this Subscription Agreement and to carry out and perform Subscriber’s obligations under the terms of this Subscription Agreement. This Subscription Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

2.14 This Subscription Agreement does not contain any untrue statement of a material fact or omit any material fact concerning Subscriber.

2.15 There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s assets before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Subscription Agreement or the transactions contemplated hereby.

2.16 The execution, delivery and performance of and compliance with this Subscription Agreement and the issuance of the Shares will not result in any violation of, or conflict with, or constitute a default under, any agreement to which Subscriber is a party or by which it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Subscriber or the Shares.

2.17 Subscriber represents that the Shares were not offered through a registered broker/dealer and no commission was paid to any broker-dealer or other persons by the Subscriber.

2.18 With respect to the United States Patriot Act:

(i) Subscriber represents, warrants and covenants that Subscriber:

(A)(I) is subscribing for the Shares for Subscriber’s own account, own risk and own beneficial interest, (II) is not acting as an agent, representative, intermediary, nominee or in a similar capacity for any other person or entity, nominee account or beneficial owner, whether a natural person or entity (each such natural person or entity, an “Underlying Beneficial Owner”) and no Underlying Beneficial Owner will have a beneficial or economic interest in the Shares (whether directly or indirectly, including without limitation, through any option, swap, forward or any other hedging or derivative transaction), (III) if it is an entity, including, without limitation, a fund-of-funds, trust, pension plan or any other entity that is not a natural person (each, an “Entity”), has carried out thorough due diligence as to and established the identities of such Entity’s investors, directors, officers, trustees, beneficiaries and grantors (to the extent applicable, each a “Related Person” of such Entity), holds the evidence of such identities, will maintain all such evidence for at least five years from the date of Subscriber’s resale or other disposition of the Shares, will request such additional information as the Company may require to verify such identities as may be required by applicable law, and will make such information available to the Company upon its request, and (IV) does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Shares to any Underlying Beneficial Owner or any other person; or

(B)(I) is subscribing for the Shares as a record owner and will not have a beneficial ownership interest in the Shares, (II) is not acting as an agent, representative, intermediary, nominee or in a similar capacity for one or more Underlying Beneficial Owners (as defined in (i)(A)(I) above), and understands and acknowledges that the representations, warranties and agreements made in this

Agreement are made by Subscriber with respect to both Subscriber and the Underlying Beneficial Owner(s), (III) has all requisite power and authority from the Underlying Beneficial Owner(s) to execute and perform the obligations under the Subscription Agreement, (IV) has carried out thorough due diligence as to and established the identities of all Underlying Beneficial Owners (and, if an Underlying Beneficial Owner is not a natural person, the identities of such Underlying Beneficial Owner’s Related Persons (to the extent applicable)), holds the evidence of such identities, will maintain all such evidence for at least five years from the date of Subscriber’s resale or other disposition of all the Shares, and will make such information available to the Company upon its request and (V) does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Shares to any person other than the Underlying Beneficial Owner(s).

(ii) Subscriber hereby represents and warrants that the proposed investment in the Company that is being made on its own behalf or, if applicable, on behalf of any Underlying Beneficial Owners does not directly or indirectly contravene United States federal, state, local or international laws or regulations applicable to Subscriber, including anti-money laundering laws (a “Prohibited Investment”).

(iii) Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at www.treas.gov/ofac. Subscriber hereby represents and warrants that neither Subscriber nor, if applicable, any Underlying Beneficial Owner or Related Person, is a country, territory, person or entity named on an OFAC list, nor is Subscriber nor, if applicable, any Underlying Beneficial Owner or Related Person, a natural person or entity with whom dealings are prohibited under any OFAC regulations.

(iv) Subscriber represents and warrants that neither Subscriber nor, if applicable, any Underlying Beneficial Owner or Related Person, is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure within the meaning of, and applicable guidance issued by the Department of the Treasury concerning, the U.S. Bank Secrecy Act (31 U.S.C. §5311 et seq.), as amended, and any regulations promulgated thereunder.

(iv) Subscriber agrees promptly to notify the Company should Subscriber become aware of any change in the information set forth in paragraphs (A) through (D).

(v) Subscriber agrees to indemnify and hold harmless the Company, its affiliates, their respective directors, officers, shareholders, employees, agents and representatives (each, an “Indemnitee”) from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) (collectively, “Damages”) which may result, directly or indirectly, from Subscriber’s misrepresentations or misstatements contained herein or breaches hereof relating to subparagraphs (i) through (iv) of this Section.

(vi) Subscriber understands and agrees that, notwithstanding anything to the contrary contained in any document (including any side letters or similar agreements), if, following Subscriber’s investment in the Company, it is discovered that the investment is or has become a Prohibited Investment, such investment may immediately be redeemed by the Company or otherwise be subject to the remedies required by law, and Subscriber shall have no claim against any Indemnitee for any form of Damages as a result of such forced redemption or other action.

(vii) Upon the written request from the Company, Subscriber agrees to provide all information to the Company to enable the Company to comply with all applicable anti-money laundering statutes, rules, regulations and policies, including any policies applicable to a portfolio investment held or proposed to be held by the Company. Subscriber understands and agrees that the Company may release confidential information about Subscriber and, if applicable, any Underlying Beneficial Owner(s) or Related Person(s) to any person, if the Company, in its sole discretion, determines that such disclosure is necessary to comply with applicable statutes, rules, regulations and policies.

Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Subscriber that:

3.1 The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the power to conduct the business which it conducts and proposes to conduct.

3.2 The execution, delivery and performance of this Subscription Agreement by the Company have been duly approved by its Board of Directors and all other actions required to authorize and effect the offer and sale of the Shares have been duly taken and approved. Upon the acceptance by the Company of the subscription made hereby, this Subscription Agreement will constitute a valid and binding obligation of the Company enforceable against it in accordance with its terms.

Section 4. Miscellaneous.

4.1 Any notice or other communication required, permitted or provided for hereunder (each, a “Notice”) shall be effective as between the parties only if given in writing and sent by (a) personal delivery, (b) registered or certified mail (return receipt requested); or (c) internationally recognized express delivery service, to the Company at 2101 W. Commercial Blvd., Suite 3500, Fort Lauderdale, FL, 33331, and to the Subscriber at his address indicated on the signature page of this Subscription Agreement. Notice shall be deemed to have been duly given and received (i) if personally delivered, on the date of such delivery, (ii) if mailed, on the date set forth on the return receipt, or (iii) if delivered by express delivery, on the date of such delivery (as evidenced by the receipt provided to the express delivery service). If Notice cannot be delivered because of a changed address of which no Notice was given, or the refusal to accept delivery, the Notice shall be deemed received on the date it is sent (as evidenced by the affidavit of the sender).

4.2 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.3 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the Company and Subscriber hereby: (a) agree that all questions concerning the construction, validity, enforcement and interpretation of this Subscription Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof, and (b) all legal proceedings concerning the interpretation, enforcement and defense of this Subscription Agreement shall be commenced in the Courts of the State of Florida or the courts of the United States of America, in each case located in Broward County, Florida, and appellate courts from any thereof (the “Courts”), (c) irrevocably submit to the exclusive jurisdiction of the Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Subscription Agreement); (d) irrevocably waive and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any of such Courts, or that such suit, action or proceeding is improper; (e) irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof (nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law); and (f) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby.

4.4 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

4.5 If any provision of this Subscription Agreement is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Subscription Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

4.6 No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party or parties to be bound thereby. It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

4.7 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

4.8 All references in this Subscription Agreement to the “Subscriber” shall include all parties (other than the Company) who execute this Subscription Agreement.

IN WITNESS WHEREOF, this Subscription Agreement has been executed by Subscriber and by the Company on the respective dates set forth below.

Cornelis F. Wit

Address

Telephone #

Fax #

Email:

Social Security #

Date:

Amount of Series D Preferred Stock Subscribed For: 250,000 Shares

Subscription Accepted:

OmniComm Systems, Inc.

By:
	Name:	Ronald Linares
	Title:	Chief Financial Officer

Date:	November 30, 2010